UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: May 30, 2007

Date of earliest event reported: May 30, 2007

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On May 30, 2007, Northwest Airlines Corporation filed its monthly operating statement for the period from April 1, 2007 through April 30, 2007, with the United States Bankruptcy Court for the Southern District of New York, in connection with its voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in Case No. 05-17930 (ALG). A copy of the monthly operating statement is provided hereunder as Exhibit 99.1.

For the month ending April 30, 2007, the Company's consolidated revenue per available seat mile (“RASM”) declined by 0.7 percent versus last year, driven by weaker than anticipated domestic revenue which was partially offset by stronger international revenue.  April 2007 domestic mainline RASM declined by 3.0 percent versus last year.

On May 29, 2007, the Association of Flight Attendants-Communication Workers of America announced that the Company's flight attendants ratified a new collective bargaining agreement which meets the required $195 million in annual cost savings and becomes amendable on December 31, 2011, concurrent with other ratified collective bargaining agreements reached with the Company's labor groups.

On May 29, 2007, the Company filed a Form 8-K which contained a presentation to potential investors.  Included in the presentation was a discussion of current domestic revenue and fuel price trends. The Company noted that the weakening domestic revenue environment is expected to continue through at least the second quarter.  Also, recent increases in fuel prices, if they continue, would be unfavorable to the Company's financial projections included in the Form 8-K.  In response to these factors the Company indicated that it is reducing its domestic capacity growth forecast and expects domestic available seat miles (“ASMs”) to be flat year-over-year for the remainder of 2007.

Statements in this Form 8-K including those in the exhibits, that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements of the Company. The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to consummate a plan of reorganization with respect to its Chapter 11 proceedings, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein. The Company also believes that the material risks and uncertainties that could affect us as we emerge from bankruptcy include, among others, that NWA Corp.’s actual financial results may vary significantly from the projections filed with the Bankruptcy Court, that our consolidated financial statements will reflect fresh-start accounting adjustments made upon emergence from bankruptcy, that financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods.  Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Form 10-Q for the quarter ended March 31, 2007, and “Item 1A. Risk Factors” in the Company’s 2006 Form 10-K, as amended by Form 10-K/A filings dated April 6, 2007 and April 30, 2007.

Item 9.01.     Financial Statements and Exhibits

(c)	Exhibit

Exhibit 99.1 – Monthly Operating Statement for the period from April 1, 2007 through April 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

By: /s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary
Dated: May 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Statement for the period from April 1, 2007 through April 30, 2007.